CENTRUS ENERGY CORP.
RESTRICTED STOCK UNIT AWARD NOTICE
(Amir Vexler)

Centrus Energy Corp., a Delaware corporation (the "**Company**"), hereby grants to Amir Vexler ("**you**" or the "**Grantee**"), an Award of Restricted Stock Units ("**RSUs**") subject to and conditioned upon your agreement to the terms of this Award Notice, the Restricted Stock Unit Award Agreement, which is attached hereto as Exhibit A (the "**Agreement**") and the Centrus Energy Corp. 2014 Equity Incentive Plan, as amended from time to time (the "**Plan**"), all of which are an integral part of and are hereby incorporated into this Restricted Stock Unit Award Notice. Capitalized terms used but not defined in this Award Notice or the Agreement shall have the meanings set forth in the Plan.

Grant Date	**January 1, 2024**
Number of Restricted Stock Units ("RSUs") Granted	**20,000**
Vesting Schedule	**Conditioned upon you obtaining DOE "Q" security clearance (the "Security Clearance Condition"), the RSUs subject to this Award Notice shall vest annually at the rate of 4,000 RSUs on each December 4 after the Grant Date, with December 4, 2024 as the first such vesting date and continuing through December 4, 2028, provided that you remain actively employed by the Company. For the avoidance of doubt, to the extent that you have not satisfied the Security Clearance Condition by December 4, 2024 or other applicable vesting date, none of the RSUs that would have vested on December 4, 2024 or such other applicable vesting date shall vest; provided, however, if you continue to remain actively employed by the Company under the terms of your Employment Agreement with the Company dated November 16, 2023 (the "Employment Agreement") and satisfy the Security Clearance Condition after December 4, 2024, the RSUs that would otherwise have vested on December 4, 2024 or such other applicable vesting date shall vest on the second business day following the date that you satisfy the Security Clearance Condition.**

Subject to the provisions of the Agreement and the Plan, (i) the Restricted Stock Units shall become vested and nonforfeitable in accordance with the vesting schedule set forth above, (ii) Shares (as defined in the Agreement) equal to the number of Restricted Stock Units issuable to the Grantee under the Agreement shall become distributable upon vesting, and (iii) actual distribution of the Shares shall occur in accordance with the Agreement.

This Award Notice may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

Centrus Energy Corp.

By: ______________________

Shahram Ghasemian
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

By signing below and returning this Award Notice to the Company, you acknowledge receipt of the Agreement and the Plan; accept the Restricted Stock Units that have been granted to you; and agree to be bound by all of the provisions set forth in this Award Notice, the Agreement and the Plan.

ACKNOWLEDGED AND AGREED

BY: Amir Vexler

Signature______________________ Date Jan 1 /2024

Enclosures: Exhibit A: Restricted Stock Unit Award Agreement (Amir Vexler)
Centrus Energy Corp. 2014 Equity Incentive Plan, as amended

EXHIBIT A

RESTRICTED STOCK UNIT AWARD AGREEMENT
(Amir Vexler)

Centrus Energy Corp. (the "**Company**") has granted to the Grantee an Award consisting of Restricted Stock Units, subject to the terms and conditions set forth herein and in the applicable Restricted Stock Unit Award Notice (the "**Award Notice**"). The Award has been granted to the Grantee pursuant to the Centrus Energy Corp. 2014 Equity Incentive Plan, as may be amended from time to time (the "**Plan**"). Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the applicable Award Notice or the Plan. As used herein, the term "**Restricted Stock Unit**" and "**RSU**" shall mean a non-voting unit of measurement which represents the right to receive one share of the Company's Class A Common Stock (the "**Shares**") for each unit that vests (subject to adjustment as provided in Section 16 of the Plan) solely for purposes of the Plan and this Agreement. The RSUs shall be used solely as a device for the determination of the issuance of Shares to eventually be made to Grantee if and to the extent such RSUs vest pursuant to Section 1 hereof and the terms of the Award Notice. The RSUs shall not be treated as property or as a trust fund of any kind.

1. Vesting of Award. The Award of RSUs will vest only in accordance with the vesting schedule stated in the applicable Award Notice, subject to Section 3 below.

2. Grant of the Award. The Award of Restricted Stock Units is subject to the terms and conditions set forth in this Agreement and the Plan as provided in the Award Notice. The number of Restricted Stock Units shall be subject to adjustment as provided in Section 16 of the Plan.

3. Vesting Acceleration and Forfeiture Events.

   (a) Subject to other subsections hereof, the RSUs awarded pursuant to the Award Notice will vest and become nonforfeitable with respect to the applicable portion thereof according to the Vesting Schedule set forth in the Award Notice, subject to Grantee's continuous active employment through the applicable vesting dates, as a condition to the vesting of the applicable installment of the RSUs and the rights and benefits under this Agreement.

   (b) To the extent that Grantee has a termination of employment for any reason prior to the satisfaction of the Security Clearance Condition, all Restricted Stock Units held by the Grantee as of the date of such termination of employment shall be automatically canceled and forfeited for no consideration on the date of the Grantee's termination of employment.

   (c) Subject to subsection (g) hereof, to the extent not already vested or previously forfeited (and assuming prior satisfaction of the Security Clearance Condition), upon the date the Grantee has a termination of employment by reason of Grantee's death or Disability, all Restricted Stock Units held by the Grantee as of the date of such death or Disability shall be automatically canceled and forfeited for no consideration on the date of such death or Disability.

   (d) Subject to subsections (f) and (g) below, to the extent not already vested or previously forfeited (and assuming prior satisfaction of the Security Clearance Condition), upon the date the Grantee has a termination of employment (i) by the Company other than for Cause (as defined in the Employment Agreement), (ii) as contemplated by subsection (f) below, or (iii) by Grantee for Good Reason (as defined in the Employment Agreement), the Restricted Stock Units shall become fully vested and

nonforfeitable as of the date of such termination of employment; provided, however, for the avoidance of doubt, the provisions of this subsection (d) shall not apply to a termination of employment due to Grantee's death or Disability, which shall instead by governed by subsection (c) hereof, or retirement which shall be governed by subsection (e) below.

(e) Subject to subsection (g) below, to the extent not already vested or previously forfeited (and assuming prior satisfaction of the Security Clearance Condition), upon the date the Grantee has a termination of employment by the Grantee other than upon death, Disability, Good Reason or as contemplated by subsection (f) below, all Restricted Stock Units held by the Grantee as of the date of such termination of employment shall be automatically canceled and forfeited for no consideration on the date of the Grantee's termination of employment.

(f) Subject to subsection (g) below, to the extent not already vested or previously forfeited (and assuming prior satisfaction of the Security Clearance Condition), in the event that the Grantee has a termination of employment by the Company other than for Cause, or by the Grantee for Good Reason, coincident with or following a Change in Control of the Company, the Restricted Stock Units shall become fully vested and nonforfeitable as of the date of such termination of employment; provided, however, for the avoidance of doubt, the provisions of this subsection (f) shall not apply to a termination of employment due to Grantee's death or Disability, which shall instead by governed by subsection (c) hereof or retirement which shall be governed by subsection (e) hereof.

(g) Notwithstanding subsections (c) through (f) above, in the event that the Grantee has a termination of employment for Cause or if Grantee is terminated by the Company for failing to maintain the DOE "Q" security clearance, all Restricted Stock Units held by the Grantee as of the date of such termination of employment shall be automatically canceled and forfeited for no consideration on the date of the Grantee's termination of employment. In the event the Company is in the process of considering a termination for Cause with respect to Grantee, any other notice of termination of employment given by Grantee to the Company shall be disregarded until such determination is completed, and any determination by the Company that a termination of employment for Cause is applicable shall control the treatment under Section 3 hereof.

4. Settlement of Restricted Stock Units; Section 409A.

(a) As soon as administratively practicable following the vesting of any RSUs pursuant to Section 1 hereof, the Company shall deliver to Grantee (or any transferee permitted under Sections 5 or 6 hereof) a number of Shares (or if applicable, the per Share equivalents of cash, property or securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, which are substituted for Shares pursuant to Section 16 of the Plan) equal to the number of such RSUs that vested on the applicable vesting date, less to the extent applicable, the number of Shares withheld in accordance with Section 4(b). The Company shall deliver such Shares for the benefit of Grantee by delivering to Grantee evidence of book entry Shares credited to the account of Grantee. The value of such Shares shall not bear any interest owing as a result of the passage of time.

(b) Grantee shall make arrangements satisfactory to the Company to pay to the Company all federal, state, local, foreign and other taxes required to be withheld with respect to the grant and vesting of Restricted Stock Units and issuance of Shares upon settlement of those RSUs hereunder. As of the date of this Agreement, taxes are required to be

withheld when the Shares are issued to Grantee upon vesting and settlement of the Restricted Stock Units. The Company has no obligation to deliver Shares or other consideration under this Agreement until the Company's tax withholding obligations have been satisfied in full by the Grantee. The Company shall have the right, but not the obligation, to deduct from the Shares deliverable to Grantee upon the grant, vesting or settlement of the RSUs, or to accept from the Grantee the tender of, a number of whole Shares having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Company with regard thereto. The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company's rights in the preceding sentence shall not relieve Grantee of Grantee's obligation to make satisfactory arrangements for satisfaction of withholding obligations as they become due.

(c) The Company intends the Restricted Stock Units to be exempt from Code Section 409A as short term deferrals. Regardless of the Company's actions in this regard, Grantee hereby acknowledges and agrees that the ultimate liability for any and all taxes is and remains Grantee's responsibility and liability and that the Company makes no representations or undertaking regarding tax treatment of the Restricted Stock Units or issuance of the Shares.

5. Nontransferability. Except by will or under the laws of descent and distribution or as provided below, the Grantee shall not be permitted to sell, transfer, pledge, encumber, alienate, or assign the Restricted Stock Units or any rights under this Agreement. Without limiting the generality of the foregoing, except as provided above, the Restricted Stock Units and the Grantee's rights under this Agreement may not be assigned, transferred, pledged, hypothecated or disposed of in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Restricted Stock Units of the Grantee's rights under this Agreement contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon them, shall be null and void and without effect.

6. Beneficiary. The Grantee may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any Shares or other consideration payable hereunder which may be made following the Grantee's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form and manner established by the Committee and shall not be effective unless and until received by the Committee during the Grantee's lifetime. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Grantee or (if other than a natural person) failed or ceased to exist, the beneficiary shall be the Grantee's spouse or, if no spouse survives the Grantee, the Grantee's estate.

7. No Rights as Stockholder. Grantee shall have no right to vote Shares represented by Restricted Stock Units and shall have no rights as a stockholder of the Company with respect to Restricted Stock Units unless and until Shares are issued to the Grantee in settlement of the Restricted Stock Units pursuant to Section 4.

8. No Right to Continued Employment. Neither the Plan nor this Agreement shall confer on the Grantee any right to continued employment with the Company.

9. No Trust Fund Created. Neither this Agreement nor any of the transactions contemplated hereby shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and the Grantee or any other person. To

the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

10. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Agreement and upon settlement of a Grantee's Restricted Stock Units, the value of any fractional Shares shall be paid to the Grantee in cash.

11. Clawback. Grantee agrees that the RSUs will be subject to any compensation clawback, recoupment and anti-hedging policies that may be generally applicable to Grantee as an executive officer of the Company, as in effect from time to time and as approved by the Board or a duly authorized committee thereof, or, to the extent so required by applicable law, with respect to Grantee.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

13. Amendments; Entire Agreement. Except as otherwise provided in this Agreement or in the Plan, this Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto, or by an instrument in writing signed unilaterally by the Company if the Company determines that such amendment is required by law, or required otherwise to comply with or obtain for the Grantee or the Company any benefits, or permits the Grantee or the Company to avoid any penalties or additional taxes, under the Code or other revenue law, or is otherwise appropriate. The Award Notice, this Agreement and the Plan constitute the entire agreement between the parties with respect to the terms and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto. If there is any inconsistency between the terms of the Award Notice, this Agreement and the terms of the Plan, the Plan's terms shall completely supersede and replace the conflicting terms to the minimum extent necessary.

14. Notices. Any notice, request, instruction or other document given under this Agreement shall be in writing and shall be addressed and delivered, in the case of the Company, to the General Counsel of the Company at the principal office of the Company and, in the case of the Grantee, to the Grantee's address as shown in the records of the Company. Either the Grantee or the Company may change such party's address for notices by notice duly given pursuant to this Section.

15. Award Subject to Plan. This Award is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern.

By: ______________________

Shahram Ghasemian
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

ACKNOWLEDGED AND AGREED
BY: Amir V. Vexler

Signature ______________________